                                                         Exhibit No. EX-99.11.a.

Michael D. Mabry
MMabry@stradley.com
215-564-8011

                                  June 16, 2006

Lincoln National Income Fund, Inc.
2005 Market Street
Philadelphia, Pennsylvania 19103

     Re:  Reorganization  of Lincoln  National  Income  Fund,  Inc.,  a Maryland
          corporation,  into Delaware  Corporate Bond Fund, a series of Delaware
          Group Income Funds, a Delaware statutory trust

Ladies and Gentlemen:

     We have acted as counsel to Lincoln  National Income Fund, Inc., a Maryland corporation  ("LND"),  and Delaware Group Income Funds ("Acquiring  Trust"),  on
behalf of its series,  Delaware  Corporate Bond Fund  ("Corporate Bond Fund"), a
Delaware  statutory  trust,  in  connection  with  the  Agreement  and  Plan  of
Acquisition dated as of June 16, 2006 (the "Plan"),  by and among LND, Acquiring
Trust,  on behalf of Corporate Bond Fund,  and Delaware  Management  Company,  a
series of Delaware  Management  Business Trust, a Delaware  statutory trust. The
Plan  provides  for  a  transaction   ("Reorganization")   involving:   (i)  the
acquisition of substantially  all of the assets of LND by Corporate Bond Fund in exchange for shares of beneficial interest, without par value, of Class A shares of Corporate Bond Fund ("Corporate Bond Fund Class A Shares"); (ii) the pro rata distribution  of such shares to LND's  shareholders in exchange for their shares of LND;  and (iii) the  subsequent  liquidation  and  dissolution  of LND.  This opinion is provided in accordance with Section 8(h) of the Plan.

     As used in this opinion letter, the term  "Governmental  Authorities" means the executive, legislative,  judicial, regulatory and administrative entities of the United States and the State of Delaware, as applicable.

     In rendering this opinion, we have examined originals or copies,  certified or otherwise identified to our satisfaction, of the following documents:

     A.   The Plan as executed, certified as true and correct on the date hereof by an officer of Acquiring Trust;

     B.   The  Agreement  and  Declaration  of Trust  of  Acquiring  Trust  (the
          "Declaration  of  Trust"),  certified  as true and correct on the date hereof by an officer of Acquiring Trust;

     C.   The Amended and Restated  By-Laws of Acquiring  Trust (the  "By-Laws,"
          together with the  Declaration  of Trust,  as each has been amended to date, the "Acquiring Trust Documents"),  certified as true and correct on the date hereof by an officer of Acquiring Trust;

     D.   A copy of the Certificate of Trust of Acquiring Trust, which was filed with the Secretary of State of the State of Delaware  (the  "Secretary
          of State") on December  17, 1998 and  certified  by the  Secretary  of
          State as of June 15, 2006;

     E.   Certain  resolutions  adopted and approved by the Board of Trustees of
          Acquiring   Trust   relating  to  the  Plan  and  the   Reorganization
          contemplated thereby, certified as true and correct on the date hereof by an officer of Acquiring Trust;

     F.   The  Proxy  Statement/Prospectus  circulated  in  connection  with the
          Special Meeting of Shareholders of LND, held on June 1, 2006, together with the Notice of Special  Meeting of  Shareholders  of LND  relating thereto;

     G.   Acquiring Trust's currently effective  registration  statement on Form
          N-1A on behalf of Corporate Bond Fund, as most recently amended, which is on file with the U.S. Securities and Exchange Commission ("SEC");

     H.   An Incumbency Certificate of Acquiring Trust executed and delivered by an officer of Acquiring Trust; and

     I.   A  certificate  of good  standing  of  Acquiring  Trust  issued by the
          Secretary of State dated June 15, 2006.

     We have  assumed,  and  therefore  have  not  verified  independently,  the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents  submitted to us as certified or photostatic copies.  We are relying on  certificates of the officers of Acquiring Trust with regard to matters of fact, and certain  certifications and written statements of governmental  officials  with respect to the good  standing of Acquiring  Trust.
Other than our review of the documents set forth above, we have not reviewed any other  documents  or made  any  independent  investigation  for the  purpose  of rendering  this  opinion.  We  make  no  representations  as  to  the  scope  or sufficiency of our document review for your purposes.

     The  opinions  hereinafter  expressed  are  subject in all  respects to the
effects  of  bankruptcy,  insolvency,  reorganization,   moratorium,  fraudulent
conveyance,  and other laws now or hereafter in effect  affecting  generally the enforcement  of  creditors'  rights and to general  equitable  principles or any principles  of  public  policy  limiting  the right to  enforce  indemnification provisions.  In  connection  with the opinions  expressed in paragraph (7) below with  respect to the  legality,  validity  and  binding  nature of the Plan,  we express no opinion as to the  remedies  conferred  upon any party by the Plan or the remedy that any court,  other governmental body or agency, or arbitrator may grant, impose, or render.

     The phrase "actual knowledge" or "actually known" when used in the opinions herein  expressed with respect to the existence or absence of certain matters is based  upon  the  conscious  awareness  of facts  or  other  information  by the undersigned and by other lawyers in this firm who have had active involvement in the  transactions  contemplated by the Plan and does not include  knowledge that might be  obtained  by  review of this  firm's  files.  We have  not,  except as
otherwise  set  forth  herein,   undertaken  any  independent  investigation  to
determine the existence or absence of those matters,  and no inference as to our knowledge of the existence or absence of those matters  should be drawn from our representation of Acquiring Trust.

     The law  covered  by the  opinions  expressed  herein is limited to (a) the
federal  statutes,   judicial  and   administrative   decisions  and  rules  and
regulations of the  Governmental  Authorities of the United States,  and (b) the
statutes, judicial and administrative decisions and rules and regulations of the
Governmental  Authorities  of the State of Delaware,  particularly  the Delaware
Statutory  Trust Act  ("DSTA").  With respect to the opinions  expressed  herein relating to the DSTA, we have relied exclusively on the standard  compilation of the DSTA as  contained  in  Corporation  State  Statutes,  Vol.  3 (Aspen  Law &
Business), without regard to the cases described thereunder.

     The following opinions are given only with respect to laws,  regulations or orders that are currently in effect.

     Based  upon and  subject  to the  foregoing  and the  following,  it is our opinion that as of the date hereof:

     (1)  Acquiring  Trust is a  statutory  trust  formed  under the laws of the
          State of Delaware  on  September  29,  1999 and is a validly  existing statutory trust and in good standing under the laws of that State;

     (2)  Acquiring  Trust is authorized to issue an unlimited  number of shares of  beneficial  interest of  Corporate  Bond Fund,  without par value.
          Shares of  beneficial  interest  of  Corporate  Bond Fund are  further divided  into five  classes of shares,  of which  Corporate  Bond Fund
          Class A Shares is one, and an unlimited number of shares of beneficial interest,  without par value,  has been  allocated  and  designated to
          Corporate  Bond  Fund  Class  A  Shares.  Assuming  that  the  initial
          Corporate Bond Fund Class A Shares of beneficial  interest were issued in accordance in all material respects with the Investment Company Act of  1940,  as  amended  (the  "1940  Act"),  and the  Acquiring  Trust
          Documents,  and that all other  outstanding  shares of Corporate  Bond
          Fund were sold,  issued  and paid for in  accordance  in all  material respects with the terms of Corporate Bond Fund's  prospectus in effect at the time of such sales,  each such outstanding share is fully paid, non-assessable,  freely  transferable  and has full  voting  rights in accordance with the terms of the Acquiring Trust Documents;

     (3)  Acquiring  Trust is an open-end  investment  company of the management type registered as such under the 1940 Act;

     (4)  Except as  disclosed  in  Corporate  Bond Fund's  currently  effective prospectus,  we do not have actual  knowledge  of any  material  suit, action or legal or  administrative  proceeding  pending or  threatened against  Acquiring  Trust,  the  unfavorable  outcome  of which  would materially and adversely affect Corporate Bond Fund;

     (5)  Corporate Bond Fund Class A Shares to be issued  pursuant to the terms of the Plan have been duly  authorized  and, when issued and delivered as provided in the Plan,  will have been validly issued and fully paid and will be non-assessable by Acquiring Trust;

     (6)  All trust actions required to be taken by Acquiring Trust to authorize the Plan and to effect the  Reorganization  contemplated  thereby have been duly authorized by all necessary  action on the part of Acquiring
          Trust;

     (7)  The execution, delivery or performance of the Plan by Acquiring Trust, on behalf of Corporate  Bond Fund,  will not violate any  provision of the Acquiring Trust  Documents,  or the provisions of any agreement or other  instrument  actually known to us to which  Acquiring  Trust, on behalf of Corporate Bond Fund, is a party or by which Acquiring Trust, on behalf of Corporate Bond Fund, is otherwise  bound; the Plan is the legal,  valid and binding  obligation of Acquiring Trust, on behalf of
          Corporate Bond Fund, and is enforceable  against  Acquiring  Trust, on behalf of Corporate Bond Fund, in accordance with its terms; and

     (8)  The Corporate Bond Fund N-14 Registration  Statement has been declared or, by operation of rule,  has become  effective  under the Securities
          Act of 1933,  as amended  (the "1933  Act"),  and,  to the best of our actual  knowledge,  no stop order suspending the effectiveness of such
          Registration  Statement has been issued,  and no proceedings  for such purpose have been  instituted  or are pending  before or threatened by the SEC under the 1933 Act, and nothing has come to our attention that causes us to believe that,  at the time the  Corporate  Bond Fund N-14
          Registration  Statement  became  effective,  or at the  Closing,  such
          Registration  Statement (except for the financial statements and other financial and statistical data included  therein,  as to which we need not express an opinion),  contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;  and we do not have  actual  knowledge  of any  legal or  government  proceedings required to be described in the Corporate Bond Fund N-14  Registration
          Statement,  or of any contract or document of a character  required to be described in the Corporate  Bond Fund N-14  Registration  Statement
          that is not described as required.

     We assume no obligation to update or supplement this opinion to reflect any
facts  or   circumstances   that  may  hereafter  occur  whether  the  same  are
retroactively or prospectively  applied.  This opinion is being provided to you,
LND,  only and may not be  published by you or relied upon in any respect by any third party, without the prior written consent of a partner in this law firm.

                                       Very truly yours,

                                       STRADLEY RONON STEVENS & YOUNG, LLP

                                       By:/s/Michael D. Mabry
                                          Michael D. Mabry, a Partner